EXHIBIT 32.1
                                                                    ------------



               SECTION 1350 CERTIFICATION CHIEF EXECUTIVE OFFICER

         Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of GMX Resources Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:   January 31, 2007                    /s/ Ken L. Kenworthy, Jr.
                                             ---------------------------------
                                             Name:  Ken L. Kenworthy, Jr.
                                             Title: Chief Executive Officer